507965509.4 Intellicheck, Inc. Employment Agreement Intellicheck, Inc. (“Company”) and Adam Sragovicz (“Employee”) (together, the “parties”) enter into this Employment Agreement (“Agreement”) effective as of July 31, 2024. Based upon the consideration of the mutual covenants in this Agreement, and other good and valuable consideration, the sufficiency and receipt of which are acknowledged, the parties agree as follows: 1. Employment. 1.1 Employee agrees to be employed as SVP Finance beginning on August 1, 2024 (“Start Date”). Employee will then be promoted to Chief Financial Officer effective on September 1, 2024. Employee will report directly to the Chief Executive Officer (“CEO”) effective on the Start Date. Employee will comply with all rules, policies, and procedures of Company, as modified from time to time, including, without limitation, rules and procedures set forth in Company’s employee handbook as adopted and modified from time to time at Company’s sole discretion. Employee will perform all of Employee’s responsibilities in complete compliance with all applicable laws. Company may, in its discretion, modify Employee’s duties, title, and assignment. 1.2 Employee agrees to devote Employee’s full and undivided work time, energy, knowledge, skill, and ability to the purposes of Company and discharging Employee’s responsibilities for the benefit of Company’s business. In no event will Employee allow other activities to conflict or interfere with Employee’s duties to Company. Employee agrees to perform all duties faithfully and diligently and to the best of Employee’s ability. Employee recognizes that the services to be rendered under this Agreement require certain training, skills, and experience, and that this Agreement is entered into for the purpose of obtaining such service for Company. Employee agrees to provide Company with any information that Employee lawfully possesses and that will be of benefit to Company, unless providing such information would violate a third party’s rightful claim of ownership or unless such information is subject to an ongoing obligation of confidentiality to any third party, particularly any prior employers of Employee. Employee agrees to conduct himself in a way that will be a credit to the reputation and interests of Company and its Affiliates, to perform Employee’s duties in a careful, safe, loyal, and prudent manner, and to otherwise fulfill all fiduciary and other duties Employee has to Company. For purposes of this Agreement, “Affiliate” means any person or entity, including the current subsidiaries of the Company, currently existing or subsequently formed that directly or indirectly controls, is controlled by, or is under common control with Company, whether by contract, through the ownership of voting securities or otherwise. 1.3 Employee’s initial base of operations will be Employee’s home in La Jolla, California. Employee will travel the United States and internationally as necessary to fulfill the responsibilities of Employee’s position. 2. At-Will Employment. Employee understands and agrees that Employee’s employment with Company will be at will and for no specific term, and either Employee or Company may terminate the employment relationship at any time, with or without reason, with or without cause, notice, pre-termination warning or discipline, or other pre- or post-termination procedures of any kind, subject only to the provisions of Section 4 regarding payments upon Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 2 of 13 termination. Any representations to the contrary, whether written, verbal, or implied by any Company communication, conduct, or practice, are unauthorized and void unless contained in a formal written employment contract signed by the Company’s Chief Executive Officer, and Employee. Except as otherwise noted in this Agreement, Employee will not be entitled to any further compensation or benefits, other than compensation earned through the termination date of Employee’s employment, accrued, unused vacation, and vested benefits, if any exist, regardless of the reason for termination. 3. Compensation and Benefits. Employee will be entitled to compensation and benefits pursuant to the following subparagraphs. 3.1 Base Salary. Employee will be paid a salary at an annual gross rate for all hours worked of $357,500 per year (“Base Salary”), with the actual amount paid to be prorated for the actual period of employment and payable in equal installments in accordance with Company’s normal payroll practices, subject to appropriate deductions and withholding. 3.2 On-Target Bonus. Company will provide Employee with the opportunity to earn an On-Target Bonus under terms identified by Company and based on achievement of goals identified by the Chief Executive Officer. For 2024 and going forward, Employee is eligible to earn an On-Target Bonus of 60% based on Revenue targets set by the Board of Directors (“Board”) and the forecast in effect as of July 22, 2024, and the achievement of goals identified by the CEO, and any bonus may be in the form determined by Company (including an option to purchase Company stock). Any On- Target Bonus will be prorated for the actual period of employment and subject to Employee’s satisfaction of all eligibility criteria, as determined by the CEO. Any On-Target Bonus will not be deemed earned until paid, and Employee must be employed with the Company at the time of payment and award to be eligible to receive such payment and award. 3.3 Benefits. Employee will be eligible to participate in employee benefit programs established by Company for personnel on a basis commensurate with Employee’s position and in accordance with the terms and conditions of the governing documents and the Company’s policies from time to time, provided that Employee satisfies the eligibility requirements of any such program. Nothing herein will require the adoption or maintenance of any such plans.  3.4 Stock Option. Upon the promotion to Chief Financial Officer on September 1, 2024 (and subject to approval by the Board), Employee will receive an option to purchase 91,228 shares (subject to adjustment in the event of any recapitalization, stock split or reverse stock split), under the Company’s 2015 Omnibus Incentive Plan, as amended (“Stock Option”). The exercise price will be set as of the close of business on the first date of employment as Chief Financial Officer with vesting as follows: ½ after one year and then 1/8 of the remaining unvested options would vest on a quarterly basis in each of the next two years so that the option is fully vested after three years. 4. Termination. In addition to the provisions in Sections 4.1 through 4.5, if and as applicable, upon termination of Employee’s employment by Company or Employee for any reason, Company will pay Employee (a) salary earned on or before the termination date of Employee’s employment, (b) unpaid expenses, (c) accrued, unused vacation, and (d) vested Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 3 of 13 benefits, if any exist, which vested benefits will be handled in accordance with their controlling plans and documents (collectively, “Final Pay”). Employee’s last day of employment, regardless of the reason for termination (or no reason) is the “Separation Date.” 4.1 Termination by Company for Cause or Resignation by Employee. Company will have the right to terminate Employee’s services and this Agreement for Cause immediately upon notice of termination. Upon termination of Employee’s employment hereunder for Cause, or if Employee terminates Employee’s employment for any reason, all compensation described herein will cease as of the Separation Date, and Employee will have no rights to any other compensation or payments, other than the Final Pay. Any assignment of this Agreement by Company will not constitute a termination for Cause for purposes of this Section 4.1. 4.2 Termination by Company Without Cause. Company will have the right to terminate immediately Employee’s services and this Agreement without Cause and without Employee’s consent upon notice of termination, subject to the provisions of this Section 4.2. If Company terminates Employee’s employment without Employee’s consent and without Cause, Company will provide Employee the following (collectively, “Severance”), subject to the conditions below: • Severance Payments: If Employee is terminated without Cause: o Before the one-year anniversary of the Start Date, Company will continue to pay Employee’s base monthly salary (at the annual rate then in effect), subject to applicable deductions and withholdings, for six months in accordance with Company’s regular payroll schedule. o After the one-year anniversary of the Start Date, Company will continue to pay Employee’s base monthly salary (at the annual rate then in effect), for one year subject to applicable deductions and withholdings, for one year in accordance with Company’s regular payroll schedule. Each payment is a “Severance Payment.” The Severance Payments will commence with the next payment cycle after the Separation Date, provided that Employee has satisfied the conditions below and further provided that if the next payment period begins in one taxable year and ends in a subsequent taxable year, Severance Payments will commence in the subsequent taxable year. • Benefits Continuation: If Employee is terminated without Cause, Company will reimburse Employee for the full amount of premiums Employee paid for participation in Company’s medical, dental, and vision plans pursuant to Section 498B(f) of the Internal Revenue Code of 1986, as amended (COBRA) until such time as Employee becomes eligible for coverage under another employer’s insurance plan or for the following periods, whichever is shorter: Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 4 of 13 o If termination without Cause occurs before the one-year anniversary of this Agreement, for a period of six months; or o If termination without Cause occurs after the one-year anniversary of this Agreement, for a period of one year. The Severance is expressly conditioned upon (a) Employee’s timely execution and delivery to Company of a separation agreement in a form acceptable to Company, which will include a full waiver and release of all claims by Employee against Company, its Affiliates, and their officers, directors, employees, and agents; (b) Employee not rescinding or revoking that separation agreement; and (c) Employee being and remaining in full compliance with this Agreement (including Sections 5, 6, and 7), and all other obligations to Company. Except as provided in this Section 4.2, upon termination by Company without Employee’s consent and without Cause, Employee will not be entitled to any further compensation, payments, or severance other than the Final Pay. 4.3 Death or Disability. Employee and Company acknowledge that Employee’s ability to perform the duties specified in Section 1 or as otherwise communicated by Company are of the essence of this Agreement. This Agreement and Employee’s employment hereunder will terminate automatically upon the death or Total Disability of Employee. If Employee’s employment is terminated as a result of the Employee’s death or Total Disability, this Agreement will terminate without further obligations to Employee, other than the Final Pay. 4.4 Limitations. Employee agrees that this Section 4 details the sole consideration to which Employee may be entitled in the event of the termination of Employee’s employment. Employee expressly waives and relinquishes any claim to other or further consideration. If any consideration is owed to Employee in connection with Employee’s termination of employment under any arrangement or law (including the federal Workers Adjustment and Retraining Notification Act or other state or local laws), then amounts owed to Employee under this Section 4 will be less the amount of all such sums to the extent permitted by law. 4.5 Definitions. For purposes of this Agreement, the following definitions apply: (a) “Cause” means a good-faith determination by Company that: (i) Employee has engaged in conduct that constitutes gross negligence, flagrant disloyalty to Company, material dishonesty, fraud, theft, or embezzlement; (ii) Employee has failed to perform assigned job duties or willfully or repeatedly failed to carry out the directions of the CEO, Board, or their designee; (iii) Employee engaged in insubordination or willful dereliction of his duties hereunder; (iv) Employee has falsified any Company record or violated any law or regulation related to performance of Employee’s duties; (v) Employee has engaged in conduct in violation of material policies of Company or its Affiliates, including policies pertaining to compliance with the laws prohibiting unlawful discrimination, harassment, or insider trading; (vi) Employee has been convicted of or entered a plea of nolo contendere to any crime involving fraud, embezzlement, or any other act of moral turpitude or any felony; (vii) Employee has breached the terms of any agreement signed in connection with Employee’s employment with Company or any of its Affiliates (including this Agreement); or (viii) Employee’s employment with Company or performance of duties within that employment is found to violate Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 5 of 13 any obligation of Employee to any third party not to engage in such employment or duties. (b) “Total Disability” means Employee’s inability (with or without such accommodation as may be required by law protecting persons with disabilities and that places no undue burden on Company) as determined in good faith by the Board or its designee, to perform Employee’s duties hereunder for a period or periods aggregating 90 calendar days in any 12-month period as a result of physical or mental illness. 5. Confidential Information. 5.1 Confidentiality Obligations and Confidential Information. Employee may obtain, receive, or gain access to Confidential Information in connection with Employee’s work for Company. Employee acknowledges that disclosure of Confidential Information outside of Company would severely affect Company or its Affiliates and provide the recipient of the Confidential Information with an unfair competitive advantage. During Employee’s relationship with Company and at all times thereafter, Employee will hold all Confidential Information in strictest confidence and will not copy, acquire, use, publish, disclose, or communicate any Confidential Information except as necessary for Employee to perform Employee’s employment duties for (and while employed by) Company. “Confidential Information” means all information, data, and materials in whatever form, tangible or intangible, and whether or not marked or otherwise designated as confidential, that is not generally known to the public and that relates to the business, technology, practices, projects, products, services, inventions, ideas, trade secrets, developments, marketing, sales, customers, finances, or legal affairs of Company or its Affiliates, including without limitation information regarding business plans, marketing and sales data and plans, budgets, pricing information, suppliers, customer lists and information, data (equipment, operational, and other data), concepts, techniques, processes, methods, know-how, designs, technology, computer programs, licenses, formulas, and development or experimental work. Company also provides the following notice to Employee under the Defend Trade Secrets Act: An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. 5.2 Confidential Information of Third Parties. Employee will preserve as confidential any information that Employee learns or obtains from a third party or relating to a third party (such as a client, customer, affiliate, partner, or vendor) that is not readily available to the public or that Company is obligated to treat as confidential, and Employee will treat such information as Confidential Information. Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 6 of 13 5.3 Return of Confidential Information. Upon the Separation Date, or sooner if so requested, Employee will immediately return all Confidential Information and other things belonging to Company, including tools, equipment, devices, keys, identification, or other property, and all documents, records, notebooks, and tangible articles containing or embodying any Confidential Information, including any copies (whether stored in paper, electronic, magnetic, or other form) then in Employee’s possession, custody, or control, whether prepared by Employee or others. Employee understands that all such documents and materials are Company’s sole property and that Employee cannot make any copies thereof. 6. Intellectual Property. 6.1 Employee acknowledges that all developments, including, without limitation, the creation of products, services, source-code, applications, projects, strategies, tactics, promotions or publications, inventions, patentable or otherwise, discoveries, improvements, patents, trademarks, trade names, copyrights, trade secrets, designs, works, reports, computer software, flow charts and diagrams, procedures and business methods, data, documentation and writings and applications thereof relating to the actual or planned business of Company or any of its Affiliates from and after the date of his association with Company, that, alone or jointly with others, the Employee may have discovered, conceived, created, made, developed, reduced to practice or acquired (“Developments”), are works made for hire and will remain the sole and exclusive property of Company, and Employee hereby assigns to Company all of Employee’s right, title, and interest in and to all such Developments. Employee agrees promptly and fully to disclose all future Developments to Company and, at any time upon request and at the sole expense of Company, execute, acknowledge, and deliver to Company all instruments that Company will prepare, give evidence, and take all other actions that are necessary or desirable in the reasonable opinion of Company to enable Company to file and prosecute applications for and to acquire, maintain, and enforce all letters patent, trademark registrations, or copyrights covering the Developments in all countries in which the same are deemed necessary by Company. All data, memoranda, notes, lists, drawings, records, files, customer lists, exhibitor lists, and other documentation (and all copies thereof) made or compiled by Employee or made available to Employee concerning the Developments or otherwise concerning the actual or planned business of Company or any of its Affiliates will be the property of Company or such Affiliate, as the case may be, and will be delivered to Company promptly upon the termination of Employee’s employment with Company. 6.2 Employee understands that Developments (as defined above) do not include, and the obligations of Section 6 do not apply to, subject matter that meets all of the following criteria: (a) is conceived, developed, and created by Employee on Employee’s own time without using Company’s equipment, supplies, or facilities, or any Confidential Information, (b) is unrelated to the actual or reasonably anticipated business or research and development of Company of which Employee is or becomes aware, and (c) does not result from any work performed by Employee for Company; provided, further, nothing in this Agreement will be construed to require Employee to assign to Company Developments that are excluded from any such assignment under California Labor Code section 2870. A copy of California Labor Code section 2870 will be provided to Employee upon written request or may be located on the internet and is reproduced under Exhibit A. Employee will be deemed to be aware of all activities of Company. Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 7 of 13 6.3 To avoid any misunderstanding, Employee has listed on Exhibit B the following: (a) all materials, creations, designs, technology, discoveries, inventions, ideas, information, and other subject matter, including, but not limited to, copyrights, trade secrets, patents, trademarks, and other intellectual property rights, if any, developed or created by Employee, alone or with others, before the period of Employee’s employment with Company in which Employee claims any ownership or rights, and (b) all agreements or arrangements that may affect the rights to any such subject matter or Employee’s ability to be employed by and perform services for Company and comply with the requirements of this Agreement. Employee acknowledges and agrees that (a) by not listing particular subject matter, Employee is warranting that the subject matter was not conceived, developed, or created before commencement of Employee’s employment, and (b) by not listing particular agreements or arrangements, Employee is warranting that no such agreements or arrangements exist. 7. .Nonsolicitation and Nondisparagement. 7.1 Nonsolicitation. During Employee’s employment with Company and for a period of six months after the Separation Date (which term will be increased to 12 months after the second anniversary of the Start Date), Employee will not, directly or indirectly, except for on behalf of Company or except with the prior written approval of Company, use the Company’s Confidential Information to (a) solicit or otherwise encourage any employee, contractor, or consultant of Company or its Affiliates (“Covered Workers”) to terminate any employment or contractual relationship with Company or its Affiliates; or (b) otherwise interfere with the performance of current or former Covered Workers of their obligations or responsibilities to Company or its Affiliates. 7.2 Nondisparagement. For a period from the Separation Date until two years after the Separation Date, to the maximum extent permitted by law, Employee will not, directly or indirectly, disparage Company, its Affiliates, or any of its or their officers, directors, or employees (“Covered Group”). As used in this Agreement, the term “disparage” means any communication, oral or written, that is reckless or maliciously untrue. Despite the foregoing, nothing in this Agreement is intended to prevent Employee from testifying truthfully in response to any lawfully issued subpoena, court order, or arbitral order, or providing truthful information in response to any governmental or administrative agency investigation. Nothing in this Agreement is intended to prohibit Employee from initiating communications with or filing charges with any federal, state, or local regulatory authority or agency, including but not limited to the Equal Employment Opportunity Commission (“EEOC”) or the U.S. Securities and Exchange Commission for matters for which such agency has jurisdiction, or participating in or cooperating with the EEOC or similar agency. 7.3 Nothing in this Section 7 will prohibit Employee from (a) working in the industry, engaging in academic research or teaching, or using Employee’s skills and experience, in each case in compliance with the restrictions contained in this Agreement, (b) holding up to one percent of the issued and outstanding securities of any class of securities of any entity that is publicly traded and quoted on a recognized securities exchange, so long as Employee does not, directly or indirectly, exercise any management or control with respect to, or have any active participation in the business of, such entity, or (c) discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation or any other conduct that Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 8 of 13 Employee has reason to believe is unlawful. 8. Disclosure. Employee agrees fully and completely to reveal the terms of Sections 5, 6, and 7 of this Agreement to any new or prospective employee, business partner, or investor of Employee and authorizes Company, at its election, to make such disclosure and provide a copy of this Agreement to any new or prospective employee, business partner, or investor. 9. Representations Regarding Existing Obligations. Employee represents and certifies as follows: (a) Employee is not in possession or control of any document or other tangible thing that in any way constitutes confidential, proprietary, or trade secret information of any third party (including any former employer); (b) Employee is not subject to a noncompetition or other agreement that precludes Employee’s work for Company; (c) Employee has identified all confidentiality, nonsolicitation, or similar agreements or obligations Employee has with any third party, and Employee will not violate any such agreements or obligations in the course of Employee’s work for Company; and (d) Employee will not use or disclose any tangible or intangible information that constitutes a trade secret of any third party (including any former employer) in the course of Employee’s employment, except pursuant to written authorization to do so. 10. Remedies for Breach and Right to Injunction. Any breach of Sections 5, 6, 7, 8, or 9 of this Agreement may cause Company irreparable harm for which there is no adequate remedy at law and, as a result, Company will be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order, or other equitable relief in favor of itself, without the necessity of posting a bond, restraining Employee from committing or continuing to commit any such violation. Any right to obtain an injunction, restraining order, or other equitable relief under this Agreement will not be considered a waiver of any right to assert any other remedy Company may have at law or in equity. Nothing in this Agreement will limit the remedies available to Company. Rather, the terms of this Agreement supplement, and do not replace, any other obligations Employee has under applicable law, including laws regarding trade secrets, confidentiality, non-disclosure, assignment of inventions, or the protection of intellectual property or business interests. The restrictions in this Agreement are independent of any other provision of this Agreement and will be enforceable whether or not Employee may have or purport to have any claim against Company. 11. Conditions of Employment. Company’s obligations to Employee under this Agreement are conditioned upon Employee’s timely compliance with requirements of the U.S. immigration laws. 12. Miscellaneous. 12.1 Fees. In any suit or action brought to enforce this Agreement, or to obtain an adjudication, declaratory or otherwise, of rights hereunder, the losing party will pay to the prevailing party reasonable attorneys’ fees and all other costs and expenses that may be incurred by the prevailing party in such suit or action. 12.2 Assignability. This Agreement will be binding upon Employee, Employee’s heirs, personal representatives, and permitted assigns and on Company, its successors, and assigns. During Employee’s employment hereunder, this Agreement may not be assigned by either party without the written consent of the other; provided, however, Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 9 of 13 that Company may in its sole discretion assign its rights and obligations under this Agreement, without Employee’s consent, to any Affiliate or to a successor by sale, merger, or liquidation. 12.3 Notices. Any notice required or permitted to be given hereunder will be sufficient if in writing, by registered or certified mail, addressed to Employee at: or such other address as Employee may provide to Company in writing; or addressed to Company to the attention of Chief Executive Officer, or such other address as may be provided in writing by Company. Notices to the Employee may, at the discretion of Company, alternatively be hand delivered to Employee. 12.4 Severability. If any provision of this Agreement or compliance by any of the parties with any provision of this Agreement will constitute a violation of any law, or be deemed unenforceable or void, then such provision, to the extent only that it is in violation of law, or is deemed void or unenforceable, will be deemed modified to the extent necessary so that it is no longer unenforceable, void or in violation of law and will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, void or unenforceable, will be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on the parties. 12.5 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any prior or contemporaneous statements or understandings by or between the parties. Notwithstanding the foregoing, nothing in this Agreement supersedes or restricts any of Employee’s existing obligations to Company or under other agreements between Employee and Company (including all Employee’s obligations to protect the confidentiality of information of Company and to assign intellectual property rights to it or otherwise protect its intellectual property and/or business interests), which remain in full force and effect. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. 12.6 Governing Law/Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding choice of law provisions. The parties hereby irrevocably and unconditionally agree to submit any legal action or proceeding relating to this Agreement to the non- exclusive general jurisdiction of the courts of the State of California, and the courts of the United States located in the County of San Diego and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court. 12.7 Third-Party Beneficiaries. Affiliates of Company are and will be third-party beneficiaries of this Agreement. 12.8 Survival. Sections 4 through 13 will survive the termination of this Agreement or Employee’s employment relationship with Company. 12.9 Nonwaiver. Failure of Company to insist upon strict adherence to any provision of this Agreement or to enforce any provision, on one or more occasions, will not be deemed to be a waiver of its right to enforce any provision in the future. Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 10 of 13 12.10Code Section 409A. Company and Employee agree that this Agreement will be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively “Section 409A”) and all provisions of this Agreement will be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral will be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement will be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment will only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A. (a) Notwithstanding any other provision of this Agreement, if at the time of Employee’s termination of employment, he is a “specified employee,” determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to Employee on account of his separation from service will not be paid until the first payroll date to occur following the six-month anniversary of Employee’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period will be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments will be paid without delay in accordance with their original schedule. If Employee dies during the six- month period, any delayed payments will be paid to Employee’s estate in a lump sum upon Employee’s death. (b) To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement will be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense will be paid to Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement will not be subject to liquidation or exchange for another benefit. 12.11Counterparts; Headings. This Agreement may be executed in one or more counterparts, each of which will be treated as an original, but all of which taken together will be treated as one and the same instrument. The headings in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. 13. Employee’s Recognition of Agreement. Employee acknowledges with execution of this Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 11 of 13 Agreement that: (a) Employee has read and understood this Agreement and agrees that its terms are necessary for the reasonable and proper protection of Company’s business, (b) Company has been induced to employ Employee by his representation that he will abide by and be bound by each of the covenants and restraints in this Agreement, and (c) each and every covenant and restraint is reasonable, and (d) Employee has been advised by Company that Employee is entitled to have this Agreement reviewed by an attorney of Employee’s selection, at Employee’s expense, before signing, and that Employee has either done so or elected to forgo that right. Employee Intellicheck, Inc.                                                                                                                                               Adam Sragovicz By Bryan Lewis, CEO Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 12 of 13 EXHIBIT A CALIFORNIA LABOR CODE SECTION 2870 ( a ) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. ( b ) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.  Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1

507965509.4 Page 13 of 13 Page 13 of 13 EXHIBIT B RESERVED DEVELOPMENTS: RELATED AGREEMENTS OR ARRANGEMENTS [none, unless otherwise specified] Authentisign ID: C2A55F9F-6C4F-EF11-86C3-0022482708E1